Registration Nos. 333-123842

333-149579

333-171566

333-74373

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS NO. 1

TO S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

PHC, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2601571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102 Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

2005 Employee Stock Purchase Plan

2004 Non-Employee Director Stock Option Plan

2003 Stock Purchase and Option Plan

1995 Employee Stock Purchase Plan

1995 Non-Employee Director Stock Option Plan

1993 Stock Purchase and Option Plan

(Full title of the plan)

Joey A. Jacobs

President and Chief Executive Officer

200 Lake Street, Suite

Peabody, Massachusetts

Telephone: (978) 536-2777

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Carol Anne Huff

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

PHC, Inc. is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 in connection with the following Form S-8 Registration Statements: (i) Registration No. 333-123842; (ii) Registration No. 333-149579; (iii) Registration No. 333-171566; and (iv) Registration No. 333-74373 (collectively, the “Registration Statements”). This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these registration statements to be signed on its behalf in reliance on Rule 478 under the Securities Act of 1933 by the undersigned, thereunto duly authorized, in the City of Franklin of Tennessee, on November     , 2011.

PHC, INC.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Vice President and Secretary